Sub-Item 77Q1:	Exhibits

Exhibit
Number	    	Description


(a)(1)		Amendment of Amended and Restated Articles of Incorporation
		dated as of December 17, 2013

			Previously filed.  Incorporated by reference to exhibit
			(a)(2) filed with post-effective amendment no. 72 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on December 18, 2013.

(a)(2)		Amendment of Amended and Restated Articles of Incorporation
		dated as of February 12, 2014

			Previously filed.  Incorporated by reference to exhibit
			(a)(3) filed with post-effective amendment no. 74 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on February 14, 2014.

(a)(3)		Amendment of Amended and Restated Bylaws dated as of February
		21, 2014

			Previously filed. Incorporated by reference to exhibit (b) filed with post-effective amendment no. 76 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on February 21, 2014.

(d)		Amended and Restated Multiple Class Plan pursuant to Rule 18f-3

			Previously filed.  Incorporated by reference to exhibit
			(n)(1) filed with post-effective amendment no. 74 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on February 14, 2014.

(e)(1)		Investment Advisory Agreement between Artisan Partners Funds,
		Inc. and Artisan Partners Limited Partnership relating to Artisan High Income Fund dated February 11, 2014.

			Previously filed.  Incorporated by reference to exhibit
			(d)(16) filed with post-effective amendment no. 77 to
			the registration statement of Artisan 	Partners Funds,
			Inc., Securities Act file number 33-88316, filed on February 28, 2014.

(e)(2)		Amended and Restated Investment Advisory Agreement between
		Artisan Partners Funds, Inc. and Artisan Partners Limited Partnership dated March 12, 2014.

			Filed herewith.